Exhibit 3.1

BYLAWS

OF

CYMER, INC.

AS

AMENDED AND RESTATED

THROUGH NOVEMBER 19, 2009

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TABLE OF CONTENTS

(CONTINUED)

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TABLE OF CONTENTS

(CONTINUED)

-iii-

AMENDED AND RESTATED

BYLAWS

OF

CYMER, INC.,

A NEVADA CORPORATION

ARTICLE 1

CORPORATE OFFICES

The principal office of Cymer, Inc. (the “corporation”) shall be located at 17075 Thornmint Court, San Diego, California 92127, unless and until otherwise decided by the Board of Directors of the corporation (the “Board of Directors”), who may fix the location of the principal office of the corporation at any place within or outside the State of Nevada. Other offices and places of business either within or without the State of Nevada may be established from time to time by resolution of the Board of Directors or as the business of the corporation may require. The street address of the corporation’s registered agent is the registered office of the corporation in Nevada.

ARTICLE 2

STOCKHOLDERS’ MEETINGS

All meetings of stockholders shall be held either at the principal office of the corporation or at any other place within or without the State of Nevada or the United States as the Board of Directors or any person authorized to call such meeting or meetings may designate.

ARTICLE 3

ANNUAL MEETINGS

3.1 Generally.

The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may properly come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. At an annual meeting, only such business shall be conducted as is a proper matter for stockholder action under the Nevada Revised Statutes (“NRS”) and as shall have been properly brought before the meeting. To be properly brought before an annual meeting, a matter must be: (i) brought before the annual meeting and specified pursuant to the corporation’s notice of meeting of stockholders given by or at the direction of the Board of Directors; (ii) brought before the annual meeting specifically by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the annual meeting by any stockholder of the corporation who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of shares of the corporation’s capital stock) at the time of giving the stockholder’s notice provided for in Section 3.2(a) below, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 3.2. Clause (iii) above shall be the exclusive means for a stockholder to make nominations and submit other business (other than matters properly included in the corporation’s notice of meeting of stockholders and proxy statement under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “1934 Act”)) before an annual meeting of stockholders.

3.2 Procedures.

At an annual meeting of stockholders, the following procedures shall apply in order for a matter to be properly brought before the annual meeting by a stockholder.

(a) For nominations for election as directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.1 of these Amended and Restated Bylaws (these “Bylaws”), the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(c) and must update and supplement such written notice on a timely basis as set forth in Section 3.3. Such stockholder’s notice shall set forth: (A) as to each nominee such stockholder proposes to nominate at the meeting: (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the corporation which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, and (5) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed pursuant to Section 14 of the 1934 Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected); and (B) the information required by Section 3.2(d). With respect to each nominee such stockholder proposes to nominate at the meeting, the written notice shall be accompanied by a questionnaire, representation and agreement as required by Section 3.5 completed and signed by such proposed nominee. The corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

(b) For business other than nominations for election as directors to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 3.1 of these Bylaws, the stockholder must deliver written notice to the Secretary at the principal executive offices of the corporation on a timely basis as set forth in Section 3.2(c) and must update and supplement such written notice on a timely basis as set forth in Section 3.3. Such stockholder’s notice shall set forth: (A) as to each matter such stockholder proposes to bring before the meeting: (1) a brief description of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting, and (3) any material interest of any Proponent (as defined below) in such business (including any anticipated benefit of such business to any Proponent, which is material to any Proponent individually or to the Proponents in the aggregate other than solely as a result of its or their ownership of the corporation’s capital stock); and (B) the information required by Section 3.2(d).

(c) To be timely, the written notice required by Section 3.2(a) or 3.2(b) of these Bylaws must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the first anniversary of the preceding year’s annual meeting, for notice by the stockholder to be timely, such stockholder’s written notice must be so received by the Secretary not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

(d) The written notice required by Section 3.2(a) or 3.2(b) of these Bylaws shall also set forth, as of the date of the notice and as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (each, a “Proponent” and collectively, the “Proponents”): (A) the name and address of each Proponent (including, if applicable, the name and address that appear on the corporation’s books); (B) the class, series and number of shares of the corporation that are owned beneficially and of record by each Proponent; (C) a description of any agreement, arrangement or understanding (whether oral or in writing) with respect to such nomination or proposal between or among any Proponent and any of its affiliates or associates, and any others (including their names) acting in concert, or otherwise under the agreement, arrangement or understanding, with any of the foregoing; (D) a representation that the Proponents are holders of record or beneficial owners, as the case may be, of shares of the corporation entitled to vote at the meeting and intend to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice (with respect to a notice under Section 3.2(a)) or to propose the business that is specified in the notice (with respect to a notice under Section 3.2(b)); (E) a representation as to whether the Proponents intend to deliver a proxy statement and form of proxy to holders of a sufficient number of the corporation’s voting shares to elect such nominee or nominees (with respect to a notice under Section 3.2(a)) or to carry such proposal (with respect to a notice under Section 3.2(b)); (F) to the extent known by any Proponent, the name and address of any other stockholder supporting the nomination or proposal on the date of the notice; and (G) a description of all Derivative Transactions (as defined below) by each Proponent during the previous twelve (12) month period, including the date of any such Derivative Transaction and the class, series and number of securities involved in, and the material economic terms of, any such Derivative Transaction.

(e) For purposes of Articles 3 and 4 of these Bylaws, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, on behalf of or for the benefit of any Proponent or any of its affiliates or associates, whether record or beneficial:

(i) the value of which is derived in whole or in part from the value of any class or series of the corporation’s capital stock or other securities of the corporation,

(ii) which otherwise provides any direct or indirect opportunity to gain or participate in any gain derived from a change in the value of securities of the corporation,

(iii) the effect or intent of which is to mitigate loss or manage risk or benefit of security value or price changes, or

(iv) which provides the right to vote or to increase or decrease the voting power of such Proponent or any of its affiliates or associates with respect to any securities of the corporation,

which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position (for purposes hereof, a person or entity shall be deemed to have a short position in a security of the corporation if such person or entity, directly or indirectly, through any contract, arrangement, relationship, understanding or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of such security), profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Proponent in the securities of the corporation held, directly or indirectly, by any general or limited partnership, or any limited liability company, of which such Proponent is a general partner, manager or managing member or, directly or indirectly, beneficially owns an interest in such general partner, manager or managing member.

3.3 Notice Updates.

A stockholder providing the written notice required by Section 3.2(a) or 3.2(b) of these Bylaws shall update and supplement such notice in writing, if necessary, so that the information provided or required to be provided in such notice is true and correct in all material respects as of (i) the record date for the meeting and (ii) as of the date that is five (5) business days prior to the date of the meeting and, in the event of any adjournment or postponement thereof, five (5) business days prior to the date to which such meeting is adjourned or postponed (or such lesser number of days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances). In the case of an update and supplement pursuant to clause (i) of this Section 3.3, such update and supplement shall be received by the Secretary at the principal executive offices of the corporation not later than five (5) business days after the record date for the meeting. In the case of an update and supplement pursuant to clause (ii) of this Section 3.3, such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than two (2) business days prior to the date of the meeting, and, in the event of any adjournment or postponement thereof, two (2) business days prior to the date to which such meeting is adjourned or postponed (or such lesser number of days prior to the date of such adjourned or postponed meeting as is reasonably practicable under the circumstances).

3.4 Increase in the Number of Directors.

Notwithstanding anything in Section 3.2(c) of these Bylaws to the contrary, in the event that the number of directors to be elected is increased and there is no public announcement naming all of the nominees for election or specifying the size of the increased Board of Directors made by the corporation at least ten (10) days before the last day a stockholder may deliver a notice of nomination in accordance with Section 3.2(c), a stockholder’s notice required by this Article 3 and which complies with the requirements in Section 3.2(a), other than the timing requirements in Section 3.2(c), shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

3.5 Written Questionnaire.

To be eligible to be a nominee for election or re-election as a director pursuant to a nomination under clause (iii) of Section 3.1 of these Bylaws, such nominee or a person on his or her behalf must deliver (in accordance with the time periods prescribed for delivery of notice under Section 3.2(c) or 3.4, as applicable) to the Secretary at the principal executive offices of the corporation a written questionnaire with respect to the background and qualification of such nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation in the questionnaire or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire; and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director, and will comply with, all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

3.6 Eligibility.

A person shall not be eligible for election or re-election as a director unless the person is nominated either in accordance with clause (i), (ii) or (iii) of Section 3.1 of these Bylaws. Except as otherwise required by law, the chairman of the meeting shall have the power and duty to determine whether a nomination for election as a director or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination for election as a director at a meeting pursuant to Section 3.2(a) or to propose business at a meeting pursuant to Section 3.2(b) does not provide the information in the stockholder’s notice required under Section 3.2(a) or 3.2(b), as applicable, within the applicable time periods specified in this Article 3 (including any update and supplement required under Section 3.3), or the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to make such nomination or to propose such business, or the Proponents shall not have acted in accordance with the representation required under Section 3.2(d)(E), such nomination or proposal shall not be presented for stockholder action at the meeting and shall be disregarded, as determined by the chairman of the meeting as described above, notwithstanding that proxies in respect of such nominations or such business may have been solicited or received.

3.7 1934 Act Compliance.

In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, a stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations for election as directors to be considered by the stockholders at any annual meeting of stockholders pursuant to clause (iii) or Section 3.1 of these Bylaws.

3.8 Definitions.

For purposes of Articles 3 and 4 of these Bylaws,

(a) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act; and

(b) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended.

ARTICLE 4

SPECIAL MEETINGS

Except as otherwise provided by law, special meetings of the stockholders of this corporation shall be held whenever called by the chief executive officer of the corporation or by a majority of the Board of Directors. No business shall be acted upon at a special meeting of stockholders except as set forth in the notice of the meeting. Upon determination of the time and place, if any, of such meeting, the Secretary shall cause a notice of meeting to be given to the stockholders entitled to vote, in accordance with the provisions of Article 5 of these Bylaws.

Nominations of persons for election as directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the corporation who is a stockholder of record at the time of giving notice provided for in these Bylaws, who shall be entitled to vote at the meeting, and who delivers written notice to the Secretary of the corporation setting forth the information required by Section 3.2(a) of these Bylaws. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors, any such stockholder of record may nominate a person or persons (as the case may be), for election to such position(s) as specified in the corporation’s notice of meeting, if the stockholder’s notice required by Section 3.2(a) (and that includes the information and other items required by Section 3.2(a)) shall be received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such meeting or (B) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The stockholder shall also update and supplement such information as required under Section 3.3. Notwithstanding the foregoing, in no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

A stockholder must also comply with all applicable requirements of the 1934 Act and the rules and regulations thereunder with respect to matters set forth in this Article 4. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to Rule 14a-8 under the 1934 Act; provided, however, that any references in these Bylaws to the 1934 Act or the rules and regulations thereunder are not intended to and shall not limit the requirements applicable to proposals and/or nominations for election as directors to be considered by the stockholders at any special meeting of stockholders pursuant to Article 4 of these Bylaws.

ARTICLE 5

NOTICE

5.1 Notice Of Stockholders’ Meetings.

The chairman of the board, if any, the chief executive officer, the president, if any, a vice president, the secretary, an assistant secretary or any other individual designated by the Board of Directors shall sign and deliver or cause to be delivered to the stockholders written notice of any stockholders’ meeting not less than ten (10) days, but not more than sixty (60) days, before the date of such meeting. The notice shall state the purpose or purposes for which the meeting is called, the time when and place, which can be within or without the State of Nevada, where the meeting is to be held and the means of electronic communication(s), if any, by which the stockholders or the proxies thereof shall be deemed to be present in person and vote. The notice shall contain or be accompanied by such additional information as may be required by the NRS, including, without limitation, NRS 78.379, 92A.120 or 92A.410. If a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan. If a proposed action creating dissenters’ rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

A copy of the notice shall be (i) personally delivered or (ii) mailed postage prepaid to each stockholder of record entitled to vote at the meeting at the address appearing on the records of the corporation, unless he, she or it shall have filed with the secretary of the corporation a written request that notice intended for him, her or it be mailed to some other address, in which case it shall be delivered to the address designated in such request. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the corporation pursuant to Chapters 78 or 92A of the NRS, the Articles of Incorporation of the corporation, as amended from time to time (the “Articles of Incorporation”), or these Bylaws, may be given pursuant to the forms of electronic transmission listed herein provided such forms of transmission are consented to in writing by the stockholder receiving such electronically transmitted notice and such consent is filed by the secretary of the corporation in the corporate records. Electronic notice as contemplated herein shall be deemed given (1) by facsimile when directed to a number consented to by the stockholder to receive notice, (2) by electronic mail when directed to an e-mail address consented to by the stockholder to receive notice, (3) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (4) any other electronic transmission as consented by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission of notice to such stockholder shall be deemed revoked and of no force and effect if (A) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the corporation responsible for the giving of notice.

The written certificate or affidavit of the individual signing a notice of a meeting, setting forth the substance of the notice or having a copy thereof attached thereto, the date the notice was mailed or personally delivered to the stockholders and the addresses to which the notice was mailed, shall be prima facie evidence of the manner and fact of giving such notice. In addition, in the absence of fraud, an affidavit of the individual signing a notice of a meeting that the notice thereof has been given by a form of electronic transmission is prima facie evidence of the facts stated in the certificate or affidavit.

5.2 Telephonic Meetings.

Stockholders may participate in a meeting of the stockholders by means of a telephone conference network, or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at such meeting.

5.3 Notice of Issuance or Transfer of Uncertificated Shares

Within a reasonable time after the issuance or transfer of uncertificated shares, the corporation shall send to the registered owner thereof a written statement certifying the number and class (and the designation of the series, if any) of the shares owned by such stockholder in the corporation and any restrictions on the transfer or registration of such shares imposed by the Articles of Incorporation, these Bylaws, any agreement among stockholders or any agreement between the stockholders and the corporation, and, at least annually thereafter, the corporation shall provide to such stockholders of record holding uncertificated shares, a written statement confirming the information contained in such written statement previously sent. Except as otherwise expressly provided by law, the rights and obligations of the stockholders of the corporation shall be identical whether or not their shares of stock are represented by certificates.

ARTICLE 6

WAIVER; CONSENT; RATIFICATION

6.1 Waiver Of Notice.

Whenever any notice whatsoever is required to be given by these Bylaws, or the Articles of Incorporation, or the NRS, a waiver thereof in a signed writing or by transmission of an electronic record by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

6.2 No Consent Of Stockholders In Lieu Of Meeting.

No action which may be taken by the vote of stockholders at a meeting may be taken without a meeting by the written consent of stockholders.

6.3 Ratification And Approval Of Actions At Special Meetings.

Whenever all persons entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the record of the meeting or filed with the secretary, or presence at such meeting and oral consent entered on the minutes, or taking part in the deliberations at such meeting without objection, the doings of such meeting shall be valid as if such meeting was regularly called and noticed. At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for want of notice is made at the time.

If any meeting be irregular for want of notice or of consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved and rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting. Such consent or approval of stockholders or creditors may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

ARTICLE 7

QUORUM OF STOCKHOLDERS; ADJOURNED MEETINGS

7.1 Constitution of a Quorum

Except as hereinafter provided or otherwise provided by the Articles of Incorporation or by law, at any meeting of the stockholders, stockholders holding at least a majority of the voting power of the corporation’s capital stock, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), shall constitute a quorum. If, on any issue, voting by classes or series is required by the NRS, the Articles of Incorporation or these Bylaws, at least a majority of the voting power, represented in person or by proxy (regardless of whether the proxy has authority to vote on all matters), within each such class or series is necessary to constitute a quorum of each such class or series.

7.2 Adjourned Meetings

If a quorum is not represented, a majority of the voting power represented or the person presiding at the meeting may adjourn the meeting from time to time until a quorum shall be represented. At any such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted as originally called. When a stockholders’ meeting is adjourned to another time or place hereunder, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. However, if a new record date is fixed for the adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record as of the new record date. The stockholders present at a duly convened meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the departure of enough stockholders to leave less than a quorum.

ARTICLE 8

VOTING

8.1 Voting Rights

Unless otherwise provided in the NRS or the Articles of Incorporation, each stockholder of record, or such stockholder’s duly authorized proxy, shall be entitled to one vote for each share of voting stock standing registered in such stockholder’s name at the close of business on the record date.

8.2 Voting of Shares Held in the Name of an Individual

Except as otherwise provided in these Bylaws, all votes with respect to shares standing in the name of an individual at the close of business on the record date (including pledged shares) shall be cast only by that individual or such individual’s duly authorized proxy. With respect to shares held by a representative of the estate of a deceased stockholder, or a guardian, conservator, custodian or trustee, even though the shares do not stand in the name of such holder, votes may be cast by such holder upon proof of such representative capacity. In the case of shares under the control of a receiver, the receiver may cast votes carried by such shares even though the shares do not stand of record in the name of the receiver; provided, that the order of a court of competent jurisdiction which appoints the receiver contains the authority to cast votes carried by such shares. If shares stand of record in the name of a minor, votes may be cast by the duly appointed guardian of the estate of such minor only if such guardian has provided the corporation with written proof of such appointment.

8.3 Voting of Shares Held in the Name of an Entity

With respect to shares standing of record in the name of another corporation, partnership, limited liability company or other legal entity on the record date, votes may be cast: (i) in the case of a corporation, by such individual as the bylaws of such other corporation prescribe, by such individual as may be appointed by resolution of the board of directors of such other corporation or by such individual (including, without limitation, the officer making the authorization) authorized in writing to do so by the chairman of the board, the chief executive officer, the president or any vice president of such corporation and (ii) in the case of a partnership, limited liability company or other legal entity, by an individual representing such stockholder upon presentation to the corporation of satisfactory evidence of his or her authority to do so.

8.4 Voting of Shares Held by the Corporation

Notwithstanding anything to the contrary contained herein and except for the corporation’s shares held in a fiduciary capacity, the corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted in determining the total number of outstanding shares entitled to vote.

8.5 Voting of Portion of Votes Held

Any holder of shares entitled to vote on any matter may cast a portion of the votes in favor of such matter and refrain from casting the remaining votes or cast the same against the proposal, except in the case of elections of directors. If such holder entitled to vote does vote any of such stockholder’s shares affirmatively and fails to specify the number of affirmative votes, it will be conclusively presumed that the holder is casting affirmative votes with respect to all shares held.

8.6 Voting of Shares Held by Two or More Persons

With respect to shares standing of record in the name of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife as community property, tenants by the entirety, voting trustees or otherwise and shares held by two or more persons (including proxy holders) having the same fiduciary relationship in respect to the same shares, votes may be cast in the following manner:

(a) If only one person votes, the vote of such person binds all.

(b) If more than one person casts votes, the act of the majority so voting binds all.

(c) If more than one person casts votes, but the vote is evenly split on a particular matter, the votes shall be deemed cast proportionately, as split.

8.7 Voting Generally

If a quorum is present, unless the Articles of Incorporation, these Bylaws, the NRS or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter, other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by the NRS, the Articles of Incorporation or these Bylaws, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. If a quorum is present, directors shall be elected by a plurality of the votes cast.

ARTICLE 9

PROXIES

9.1 Voting by Proxy

Stockholders of record may vote at any meeting either in person or by proxy or proxies appointed by a signed and executed instrument in writing, or by facsimile, electronic mail or other means of electronic transmission or copy thereof, provided that the validity of such transmission can be determined by reference to information set forth thereon. Such instrument or transmission shall be filed with the secretary of the meeting before being voted. In the event that any such instrument or transmission shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such instrument or transmission upon all of the persons so designated unless such instrument or transmission shall otherwise provide.

9.2 Proxies Generally

No proxy shall be valid after the expiration of six (6) months from the date of its execution unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy properly created is not revoked and continues in full force and effect until (a) another instrument or transmission revoking it or a properly created proxy bearing a later date is filed with or transmitted to the secretary of the corporation or (b) the stockholder revokes the proxy by attending the meeting and voting the stockholder’s shares in person, in which case, any vote cast by the person or persons designated by the stockholder to act as a proxy or proxies must be disregarded by the corporation when the votes are counted.

ARTICLE 10

BOARD OF DIRECTORS

The Board of Directors shall be elected at the annual meeting of the stockholders or at any meeting held in place thereof as provided by these Bylaws and by applicable law. Upon the adoption of these Bylaws, the number of directors that shall constitute the whole Board of Directors shall be nine (9). Thereafter, subject to any limitation set forth in the provisions of the Articles of Incorporation, the Board of Directors may, from time to time, by resolution adopted, increase or decrease the number of the directors that shall constitute the whole Board of Directors, provided that no such reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

Each director shall serve until the next annual meeting of the stockholders and until his or her successor is duly elected and qualified. Except as otherwise required by the Articles of Incorporation or by resolution adopted by the Board of Directors, directors need not be stockholders of the corporation. Directors shall be over the age of eighteen (18).

ARTICLE 11

POWERS OF DIRECTORS

In the management and control of the property, business, and affairs of the corporation, the Board of Directors is hereby vested with all the powers possessed by the corporation itself, so far as this delegation of authority is not inconsistent with the NRS, with the Articles of Incorporation, or with these Bylaws. The Board of Directors may fix the compensation of directors for services in any capacity.

ARTICLE 12

BOARD OF DIRECTORS MEETINGS AND CONSENTS

12.1 Meetings.

Regular meetings of the Board of Directors shall be held at such places and at such times as the Board of Directors by vote may, from time to time, determine, and if so determined no notice thereof need be given. Special meetings of the Board of Directors may be held at any time or place, whenever called by the chairman of the board, if any, the chief executive officer, the president, if any, the chief operating officer, if any, the chief financial officer, the secretary, a vice-president, an assistant secretary or two directors, notice thereof being given to each director by the secretary or an assistant secretary or an officer calling the meeting, or at any time without formal notice provided all the directors are present or those not present shall waive or have waived notice thereof. Notice of special meetings, stating the time and place thereof, shall be given by mailing the same to each director at his or her residence or business address at least four (4) days before the meeting, or by delivering the same to him or her personally or telephoning or transmitting by facsimile the same to him or her at his or her residence or business address not later than forty-eight (48) hours before the time at which the meeting is to be held, unless, in case of emergency, the chairman of the Board of Directors or the chief executive officer shall prescribe a shorter notice period.

12.2 Telephonic/Electronic Meetings.

Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or committee by means of a telephone conference network, or a similar communications method by which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at such meeting.

12.3 Consent To Action.

Any action required or permitted to be taken at any meeting of the Board of Directors or committee may be taken without a meeting if, before or after such action, a written consent thereto is signed by all members of the Board of Directors or committee. Such unanimous written consent shall be filed with the minutes of the proceedings of the Board of Directors or committee.

ARTICLE 13

QUORUM OF DIRECTORS

Unless the Articles of Incorporation or these Bylaws provide for a different proportion, a majority of members of the Board of Directors, at a meeting duly assembled, shall constitute a quorum for the transaction of business. When a quorum is present at any meeting, the act of directors holding a majority of the voting power of the directors present shall be the act of the Board of Directors.

ARTICLE 14

LIMITATIONS OF POWER

The enumeration of the powers and duties of the Board of Directors in these Bylaws shall not be construed to exclude all or any powers and duties, except insofar as the same are expressly prohibited or restricted by the provisions of these Bylaws or the Articles of Incorporation. The Board of Directors may exercise all other powers and perform all such duties as may be granted by the NRS and as do not conflict with the provisions of these Bylaws or the Articles of Incorporation.

ARTICLE 15

COMMITTEES

15.1 Committees Of Directors.

The Board of Directors may, by resolution passed by a majority of the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Subject to applicable law and to the extent provided in a resolution of the Board of Directors, any such committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

15.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

15.3 Meetings And Action Of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of these Bylaws applicable to the Board of Directors, with such changes in the context of those Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that (a) the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee and (b) special meetings of committees may also be called by resolution of the Board of Directors and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules not inconsistent with the provisions of these Bylaws for the government of any committee.

ARTICLE 16

OFFICERS

The officers of the corporation shall include, without limitation, a chief executive officer, a secretary, and a chief financial officer. The Board of Directors, in its discretion, may appoint a chairman of the board, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board of Directors shall prescribe. Any person may hold two or more offices at once.

ARTICLE 17

ELIGIBILITY OF OFFICERS

Except as otherwise required by the Articles of Incorporation or a resolution adopted by the Board of Directors, the chief executive officer, secretary, chief financial officer, and such other officers as may be appointed need not be stockholders or directors of the corporation. Any person may hold more than one office, provided the duties thereof can be consistently performed by the same person.

ARTICLE 18

ADDITIONAL OFFICERS AND AGENTS

The Board of Directors, at its discretion, may appoint a president, a chief operating officer, a chief accounting officer, a treasurer, one or more vice presidents, assistant secretaries, assistant treasurers, and such other officers or agents as it may deem advisable, and prescribe the duties thereof; provided, however, that the Board of Directors may empower the chief executive officer to appoint such officers other than the chief executive officer, the secretary, the chief financial officer, a chairman of the board, a president, a chief operating officer, a chief accounting officer or a treasurer.

ARTICLE 19

CHIEF EXECUTIVE OFFICER

The chief executive officer shall be the senior executive officer of the corporation and, when present, shall preside at all meetings of the stockholders and, unless a chairman of the board has been appointed and is present, shall preside at meetings of the Board of Directors. The chief executive officer, and any other persons authorized by the Board of Directors, shall sign all certificates of stock (pursuant to Article 26 of these Bylaws), bonds, deeds, mortgages, extension agreements, modification of mortgage agreements, leases and contracts of the corporation. The chief executive officer shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

ARTICLE 20

PRESIDENT

The president, if any, shall report to the chief executive officer and shall have such duties as may be assigned by the chief executive officer. The president, if any, shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

ARTICLE 21

CHIEF OPERATING OFFICER

The chief operating officer, if any, shall report to the chief executive officer and shall have such duties as may be assigned by the chief executive officer. The chief operating officer, if any, shall perform all of the duties commonly incident to his or her office and shall perform such other duties as the Board of Directors shall designate.

ARTICLE 22

CHIEF FINANCIAL OFFICER

The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings, and shares. He or she, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his or her own bond, if any, which shall be in the custody of the chief executive officer), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to his or her office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He or she shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the Board of Directors shall designate. He or she may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation. The books of account shall at all reasonable times be open to inspection by any director.

All checks, drafts, notes, or other obligations for the payment of money shall be signed by such officer or officers or agent or agents as the Board of Directors shall by general or special resolution direct. The Board of Directors may also in its discretion require, by general or special resolutions, that checks, drafts, notes, and other obligations for the payment of money shall be countersigned or registered as a condition to their validity by such officer or officers or agent or agents as shall be directed in such resolution.

ARTICLE 23

SECRETARY

The secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors, and shall perform all the duties commonly incident to his or her office, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The secretary shall have power, together with the chief executive officer, the president, if any, and any vice president, to sign certificates of stock of the corporation. In his or her absence at the meeting an assistant secretary or a secretary pro tempore shall perform his or her duties.

ARTICLE 24

RESIGNATIONS AND REMOVALS

Any director or officer of the corporation may resign at any time by giving written notice to the corporation, to the Board of Directors, or to the chairman of the board, if any, or to the chief executive officer or to the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time be not specified therein, upon its acceptance by the Board of Directors. Any director may be removed from office, with or without cause, by the vote of stockholders representing not less than two-thirds (2/3) of the voting power of the issued and outstanding stock entitled to vote. Any officer or agent appointed by the Board of Directors may be removed by the Board of Directors at any time, with or without cause. Any such removal or resignation of the directors, officers or agents of the corporation shall be subject to the rights, if any, of the respective parties under any contract between the corporation and such officer or agent.

ARTICLE 25

VACANCIES

Vacancies in the Board of Directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors, though less than a quorum. Vacancies in the Board of Directors may be filled for the unexpired term by the stockholders at a meeting called for that purpose, unless such vacancy shall have been filled by the directors. Vacancies resulting from an increase in the number of directors may be filled in the same manner. Any vacancy in any office of the corporation may be filled by the Board of Directors for the unexpired portion of the term of such office.

ARTICLE 26

CERTIFICATES OF STOCK

The shares of the capital stock of the corporation may be represented by certificates or be uncertificated. Every stockholder shall be entitled to receive, if such stockholder so requests, a certificate or certificates representing such stockholder’s shares of capital stock of the corporation in such form as may be prescribed by the Board of Directors, duly numbered and sealed with the corporate seal of the corporation and setting forth the number and kind of shares represented by such certificate signed by the chief executive officer, the president, if any, or a vice president, and by the secretary or an assistant secretary, of the corporation (or any other two officers or agents so authorized by the Board of Directors); provided, however, whenever any such certificate is countersigned or otherwise authenticated by a transfer agent or a transfer clerk and by a registrar (other than the corporation), then a facsimile of the signatures of any corporate officers or agents, the transfer agent, transfer clerk or the registrar of the corporation may be printed or lithographed upon the certificate in lieu of the actual signatures.

Notwithstanding anything to the contrary in these Bylaws, at all times that the corporation’s stock is listed on a stock exchange, such shares shall comply with all direct registration system eligibility requirements established by such exchange, including any requirement that shares of the corporation’s stock be eligible for issue in book-entry form. All issuances and transfers of shares of the corporation’s stock shall be entered on the books of the corporation with all information necessary to comply with such direct registration system eligibility requirements, including the name and address of the person to whom the shares are issued, the number of shares issued and the date of issue.

ARTICLE 27

TRANSFER OF STOCK

Unless further limited by the Articles of Incorporation, shares of stock represented by a certificate may be transferred by delivery of the certificate to the corporation or the corporation’s transfer agent accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign, and transfer the same on the books of the corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, together with all necessary federal and state transfer tax stamps affixed and shall be transferable on the books of the corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the corporation as the owner of any shares of stock shall be entitled to all the rights of ownership with respect to such shares. It shall be the duty of every stockholder to notify the corporation of his or her post office address.

Transfers of uncertificated shares shall be made in accordance with the policies and procedures of the corporation’s direct registration system facility. Every transfer of the corporation’s stock shall be entered on the books of the corporation, which shall be kept at its principal office or by the person and at the place designated by the Board of Directors.

ARTICLE 28

INDEMNITY

28.1 Indemnification Of Officers And Directors In Advance.

The corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify each of its directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an “officer” or “director” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall, to the maximum extent and in the manner permitted by the NRS, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys’ fees.

The corporation shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

28.2 Indemnification Of Employees And Agents.

The corporation shall have the power, to the maximum extent and in the manner permitted by the NRS, to indemnify each of its employees and agents against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation. For purposes of this Article, an “employee” or “agent” of the corporation includes any person (i) who is or was an employee or agent of the corporation, (ii) is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall have the power, to the maximum extent and in the manner permitted by the NRS, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, she or it is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation against expenses, including amounts paid in settlement and attorneys’ fees.

28.3 Indemnity Not Exclusive.

The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

28.4 Indemnification For Successful Defense.

To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2 of NRS 78.7502, or in defense of any claim, issue or matter therein, he, she or it must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him, her or it in connection with the defense.

28.5 Continuing Right To Indemnification.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS 78.751 continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

28.6 Insurance And Other Financial Arrangements.

The corporation shall have the power, to the maximum extent and in the manner permitted by the NRS, to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

28.7 Amendment of Article.

The provisions of this Article 28 relating to indemnification shall constitute a contract between the corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Section. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article 28 which is adverse to any director or officer shall apply to such director or officer only on a prospective basis and shall not limit the rights of such director or officer to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment. Notwithstanding any other provision of these Bylaws (including, without limitation, Article 34 below), no repeal or amendment of these Bylaws shall affect any or all of this Article 28 so as to limit or reduce the indemnification in any manner unless adopted by (a) the unanimous vote of the directors of the corporation then serving or (b) by the stockholders as set forth in Article 34 below; provided that no such amendment shall have a retroactive effect inconsistent with the preceding sentence.

ARTICLE 29

TRANSFER BOOKS AND RECORD DATES

29.1 Record Date For Notice And Voting.

The Board of Directors may prescribe a period not exceeding sixty (60) days before any meeting of the stockholders during which no transfer of stock on the books of the corporation may be made, or may fix a day not more than sixty (60) days or less than ten (10) days before the holding of any such meeting as the day as of which stockholders entitled to notice of and to vote at such meetings must be determined. Only stockholders of record at the close of business on the day so fixed are entitled to notice or to vote at such meeting.

If the Board of Directors does not so fix a record date: the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

29.2 Record Date For Purposes Other Than Notice And Voting.

For purposes of determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any other lawful action (other than action by stockholders by written consent without a meeting), the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days before any such action. In that case, only stockholders of record at the close of business on the date so fixed are entitled to receive the dividend, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date so fixed, except as otherwise provided in the NRS. If the Board of Directors does not so fix a record date, then the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the applicable resolution or the sixtieth (60th) day before the date of that action, whichever is later.

ARTICLE 30

LOSS OF CERTIFICATES

In case of the alleged loss, destruction or mutilation of any certificate of stock, the Board of Directors may direct the issuance of a new certificate or uncertificated shares in lieu thereof upon such terms and conditions in conformity with law as the Board of Directors may prescribe. The Board of Directors may in its discretion require an affidavit of lost certificate and/or a bond in such form and amount and with such surety as it may determine before issuing such new certificate or uncertificated shares.

ARTICLE 31

CORPORATE AUTHORITY

31.1 Checks; Drafts; Evidences Of Indebtedness.

From time to time, the Board of Directors shall determine by resolution which person or persons may sign or endorse all checks, drafts, other orders for payment of money, notes or other evidences of indebtedness that are issued in the name of or payable to the corporation, and only the persons so authorized shall sign or endorse those instruments.

31.2 Corporate Contracts And Instruments; How Executed.

The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances. Unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

ARTICLE 32

TRANSFER AGENT, REGISTRARS AND PAYING AGENTS

The Board of Directors may, at its discretion, appoint one or more transfer agents, registrars and agents for effecting the transfer of and making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside the State of Nevada and shall have such rights and duties and shall be entitled to such compensation as may be agreed upon by the corporation. All such transfer agents, registrars and agents shall meet all of the requirements for participation in the corporation’s direct registration system facility.

ARTICLE 33

CHANGES IN NEVADA LAW

References in these Bylaws to Nevada law or the NRS or to any provision thereof shall be to such law as it existed on the date these Bylaws were adopted or as such law thereafter may be changed; provided that (a) in the case of any change which expands the liability of directors or officers or limits the indemnification rights or the rights to advancement of expenses which the corporation may provide in Article 28 hereof, the rights to limited liability, to indemnification and to the advancement of expenses provided in the Articles of Incorporation and/or these Bylaws shall continue as in effect prior to such change to the extent permitted by law and (b) if such change permits the corporation, without the requirement of any further action by stockholders or directors, to limit further the liability of directors or limit the liability of officers or to provide broader indemnification rights or rights to the advancement of expenses than the corporation was permitted to provide prior to such change, then liability thereupon shall be so limited and the rights to indemnification and the advancement of expenses shall be so broadened to the extent permitted by law.

ARTICLE 34

AMENDMENTS

The Bylaws of the corporation, regardless of whether made by the stockholders or by the Board of Directors, may be amended, added to, or repealed by the stockholders, at any meeting of the stockholders, provided notice of the proposed change is given in the notice of meeting, or notice thereof is waived in writing.

Subject to the Bylaws, if any, adopted by the stockholders, the Board of Directors may amend, add to, or repeal the Bylaws of the corporation.